Sub-Item 77Q1(d)

Amended Schedule B, dated August 16, 2017, to the Declaration of Trust, dated November 5, 2004 (as amended May 14, 2014). Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on August 21, 2017 (Accession Number 0001193125-17-263759).

Combined Amended and Restated Rule 18f-3, Multi-Class Plan, including Exhibits A and B as of August 16, 2017. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on August 21, 2017 (Accession Number 0001193125-17-263759).